UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 30, 2006

Commission file number 1-13163

___________

YUM! BRANDS, INC.

(Exact name of registrant as specified in its charter)

North Carolina	13-3951308
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1441 Gardiner Lane, Louisville, Kentucky 40213
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (502) 874-8300

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events

On November 30, 2006 Yum! Brands, Inc. issued a press release announcing its 2007 earnings per share guidance and forecast.

On December 5, 2006 Yum! Brands, Inc. issued a press release announcing that its Board of Directors approved a dividend of $0.30 per share, which will be distributed March 30, 2007, to shareholders of record at the close of business March 9, 2007.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

99.1 Press Release dated November 30, 2006 from Yum! Brands, Inc.:

Yum! Brands, Inc. Details 2007 Expectations; Hosts Annual Investor Conference

99.2 Press Release dated December 5, 2006 from Yum! Brands, Inc.:

Yum! Brands Doubles Its Quarterly Dividend

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUM! BRANDS, INC.
(Registrant)

Date: December 5, 2006	/s/ Ted F. Knopf
Senior Vice President of Finance
and Corporate Controller
(Principal Accounting Officer)

Exhibit 99.1

Yum! Brands Inc. Details 2007 Expectations; Hosts Annual Investor Conference

Louisville, Ky. (November 30, 2006) — For the full year 2007, Yum! Brands Inc. (NYSE: YUM) expects EPS growth of at least 10%, which would make 2007 the sixth-straight year that we either will have met or beat our target of at least 10% EPS growth. In addition, we expect . . .

•	Worldwide reported system-sales growth of +5% to +6%:
-	Led by 20% growth in Mainland China, local currency basis; total China Division, including Thailand and KFC Taiwan, is expected to be +18%, local currency basis.
-	Yum! Restaurants International Division (YRI), at least +5%, local-currency basis.
-	U.S., at least +3%.
•	Worldwide reported revenue growth of +5% to +6%:
-	Led by at least 20% growth in Mainland China; total China Division, including Thailand and KFC Taiwan, is expected to be at least 18% local currency basis.
-

YRI, at least +20% local currency basis. The acquisition of the remaining 50% interest in the Pizza Hut U.K. joint venture adds 20 percentage points of growth. In addition, YRI revenue growth previously noted includes the expected negative impact of 2006 and 2007 refranchising activities by approximately 6 percentage points as company sales are replaced by franchise royalties.

-	U.S., down 5% to 6%, refranchising company restaurants in 2006 and 2007 negatively impacts U.S. revenue growth by 7 to 8 percentage points.
•	At least 1,500 new system restaurants to be opened worldwide:
-	400 new China Division restaurants
-	750 new YRI restaurants
-	350 new U.S. restaurants
•	YRI net-restaurant expansion to be at least +3%.
•	The U.S. restaurant base is expected to decrease slightly versus 2006, reflecting +1% to +2% net new-unit growth for Taco Bell, which will be offset by net closures at the other brands.
•	U.S. blended same-store-sales growth at company restaurants in the range of +2% to +3%.
•	Growth in franchise fees of at least +6% resulting from worldwide restaurant expansion, same-store-sales growth, and refranchising in the U.S. and YRI.
•	Worldwide restaurant margin slightly favorable versus 2006 with improvement expected in each division.
•

General and administrative costs will increase versus 2006 by +5% due to the continued investment in mainland China and acquisition of the U.K. Pizza Hut joint venture. The U.K. Pizza Hut acquisition adds about $30 million or 3 percentage points impact to YUM.

•	Interest expense will be up about $10 million versus 2006.
•	Closure and impairment charges of $45 to $55 million. Refranchising gains are expected to be $0 to $15 million.
•

Approximately $10 to $15 million positive impact from foreign currency conversion on operating profit for the full year. The Chinese renminbi, British pound sterling, Australian dollar, Korean won, Japanese yen, Canadian dollar, Mexican peso and European euro are important currencies in the company’s international businesses.

•	Operating profit growth:
-	China Division, at least 20%
-	YRI, at least 10%
-	U.S., 5%
•	Average shares outstanding of about 270 million shares, or at least a 3% reduction.
•	Effective tax rate of 26% to 28%.
•	Return on invested capital to remain at about 18%.
•

Capital expenditures to be about $650 million. Pretax refranchising and surplus PP&E proceeds of about $300 million are expected, this may range as low as $200 million due to the uncertainty of the timing of transactions and the type of stores to be sold.

•	Additional refranchising in the U.S. will reduce company ownership in the U.S. to 20% of the U.S. system total by the end of 2007.

PLEASE NOTE: The company will provide additional annual guidance for these preceding items only when there is a material change to the full-year expectations previously noted. Otherwise these expectations for full-year 2007 remain in effect.

2006 Annual Conference for Investors & Analysts

Please note, next Tuesday, December 5, Yum! Brands will host the company’s Annual Conference for Investors and Analysts from approximately 8 a.m. to 1 p.m. EST, at The St. Regis Hotel in New York. Online registration is required before 5 p.m. EST Friday, December 1. To register, please access the link to the conference online registration at www.yum.com. Click on “Register Now” under “Analyst/Investor Upcoming Events.”

The company will present comprehensive updates on its business strategies and discuss its global expansion outlook for the next three years.

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include those identified by such words as may, will, expect, project, anticipate, believe, plan and other similar terminology. These “forward-looking” statements reflect management’s current expectations regarding future events and operating and financial performance and are based on currently available data. However, actual results are subject to future events and uncertainties, which could cause actual results to differ from those projected in this announcement. Accordingly, you are cautioned not to place undue reliance on forward-looking statements. Factors that can cause actual results to differ materially include, but are not limited to, changes in global and local business, economic and political conditions in the countries and territories where Yum! Brands operates, including the effects of war and terrorist activities; changes in currency exchange and interest rates; changes in commodity, labor and other operating costs; changes in competition in the food industry, consumer preferences or perceptions concerning the products of the company and/or our competitors, spending patterns and demographic trends; the impact that any widespread illness or general health concern may have on our business and the economy of the countries in which we operate; the effectiveness of our operating initiatives and marketing, advertising and promotional efforts; new-product and concept development by Yum! Brands and other food-industry competitors; the success of our strategies for refranchising and international development and operations; the ongoing business viability of our franchise and license operators; our ability to secure distribution to our restaurants at competitive rates and to ensure adequate supplies of restaurant products and equipment in our stores; unexpected disruptions in our supply chain; publicity that may impact our business and/or industry; severe weather conditions; effects and outcomes of pending or future legal claims involving the company; changes in effective tax rates; our actuarially determined casualty loss estimates; new legislation and governmental regulations or changes in legislation and regulations and the consequent impact on our business; and changes in accounting policies and practices. Further information about factors that could affect Yum! Brands’ financial and other results are included in the company’s Forms 10-Q and 10-K, filed with the Securities and Exchange Commission.

Yum! Brands Inc., based in Louisville, Kentucky, is the world’s largest restaurant company in terms of system restaurants with over 34,000 restaurants, which includes over 2,000 licensed restaurants, in more than 100 countries and territories. Four of the company’s restaurant brands — KFC, Pizza Hut, Taco Bell and Long John Silver’s — are the global leaders of the chicken, pizza, Mexican-style food and quick-service seafood categories respectively. Yum! Brands is the worldwide leader in multibranding, which offers consumers more choice and convenience at one restaurant location from a combination of KFC, Taco Bell, Pizza Hut, A&W or Long John Silver’s brands. The company and its franchisees today operate over 3,400 multibrand restaurants. Outside the United States in 2005, the Yum! Brands’ system opened about three new restaurants each day of the year, making it one of the fastest growing retailers in the world. For the past four years, the company has been recognized as one of Fortune Magazine’s “Top 50 Employers for Minorities.” It also has been recognized as one of the “Top 50 Employers for Women” by Fortune, one of the “40 Best Companies for Diversity” by Black Enterprise Magazine for the past two years and one of Black Enterprise’s “30 Hottest Franchises for 2006,” one of the “Corporate 100 Companies Providing Opportunities for Hispanics” by Hispanic Magazine, one of the “Top 50 Corporations for Supplier Diversity” by Hispanic Trends Magazine and by BusinessWeek as one of the “Top 15 Companies for In-Kind Corporate Philanthropy.”

Exhibit 99.2

YUM! BRANDS DOUBLES ITS QUARTERLY DIVIDEND

LOUISVILLE, KY. – December 5, 2006 – Yum! Brands Inc. (NYSE: YUM) announced today that its Board of Directors approved a 100% increase in the Company’s quarterly cash dividend from $0.15 to $0.30 per share. This higher cash dividend payment will be distributed March 30, 2007, in the company’s fiscal second quarter.

David C. Novak, Chairman and Chief Executive Officer, said, “As a result of our continued confidence in the expansion of our global business with high returns and substantial cash flow generation, I am very pleased to inform our shareholders that we are doubling our quarterly dividend rate. By increasing our quarterly cash dividend to $0.30 per share, we have tripled our quarterly dividend-payment rate to shareholders since we initiated dividends in May 2004.

“Our business generates significant free cash flow, even after investing capital in all our growth opportunities around the world, and we expect to return this free cash flow to our shareholders in the form of substantial share buybacks and dividend growth. For 2006, we expect to pay out over $1 billion to our shareholders, including dividends and share buybacks, which we expect will reduce our share count by 6%. In addition, for 2007 we expect to return over $1 billion to our shareholders, with share buybacks reducing our share count by at least 3% and an attractive dividend yield. We fully expect to continue to return significant free cash to our shareholders for the foreseeable future.

“With the unique growth opportunities of our global portfolio and our significant cash generation capability from all our businesses, we expect to continue to return substantial free cash flow to our shareholders, proving once more why we are not your ordinary restaurant company.”

Dividend Increase Details

The company’s board of directors approved a 100% increase in the quarterly cash dividend from $0.15 per share to $0.30 per share

This higher cash dividend payment will be distributed March 30, 2007, in the company’s fiscal second quarter, to shareholders of record at the close of business March 9, 2007.

Dividend History

In May 2004, the company announced the initiation of a regular quarterly dividend. In May 2005, the company announced an increase in the quarterly dividend by 15%, from $0.10 to $0.115 per share. In May 2006, the company announced the quarterly dividend would be increased again by 30%, from $0.115 to $0.15 per share.

Analysts are invited to contact

      Tim Jerzyk, Vice President Investor Relations, at 888/298-6986

      Quan Nghe, Director Investor Relations, at 888/298-6986

Members of the media are invited to contact

      Amy Sherwood, Vice President Public Relations, at 502/874-8200

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include those identified by such words as may, will, expect, project, anticipate, believe, plan and other similar terminology. These “forward-looking” statements reflect management’s current expectations regarding future events and operating and financial performance and are based on currently available data. However, actual results are subject to future events and uncertainties, which could cause actual results to differ from those projected in this announcement. Accordingly, you are cautioned not to place undue reliance on forward-looking statements. Factors that can cause actual results to differ materially include, but are not limited to, changes in global and local business, economic and political conditions in the countries and territories where Yum! Brands operates, including the effects of war and terrorist activities; changes in currency exchange and interest rates; changes in commodity, labor and other operating costs; changes in competition in the food industry, consumer preferences or perceptions concerning the products of the company and/or our competitors, spending patterns and demographic trends; the impact that any widespread illness or general health concern may have on our business and the economy of the countries in which we operate; the effectiveness of our operating initiatives and marketing, advertising and promotional efforts; new-product and concept development by Yum! Brands and other food-industry competitors; the success of our strategies for refranchising and international development and operations; the ongoing business viability of our franchise and license operators; our ability to secure distribution to our restaurants at competitive rates and to ensure adequate supplies of restaurant products and equipment in our stores; unexpected disruptions in our supply chain; publicity that may impact our business and/or industry; severe weather conditions; effects and outcomes of pending or future legal claims involving the company; changes in effective tax rates; our actuarially determined casualty loss estimates; new legislation and governmental regulations or changes in legislation and regulations and the consequent impact on our business; and changes in accounting policies and practices. Further information about factors that could affect Yum! Brands’ financial and other results are included in the company’s Forms 10-Q and 10-K, filed with the Securities and Exchange Commission.

Yum! Brands Inc., based in Louisville, Kentucky, is the world’s largest restaurant company in terms of system restaurants with over 34,000 restaurants, which includes over 2,000 licensed restaurants, in more than 100 countries and territories. Four of the company’s restaurant brands — KFC, Pizza Hut, Taco Bell and Long John Silver’s — are the global leaders of the chicken, pizza, Mexican-style food and quick-service seafood categories respectively. Yum! Brands is the worldwide leader in multibranding, which offers consumers more choice and convenience at one restaurant location from a combination of KFC, Taco Bell, Pizza Hut, A&W or Long John Silver’s brands. The company and its franchisees today operate over 3,400 multibrand restaurants. Outside the United States in 2005, the Yum! Brands’ system opened about three new restaurants each day of the year, making it one of the fastest growing retailers in the world. For the past four years, the company has been recognized as one of Fortune Magazine’s “Top 50 Employers for Minorities.” It also has been recognized as one of the “Top 50 Employers for Women” by Fortune, one of the “40 Best Companies for Diversity” by Black Enterprise Magazine for the past two years and one of Black Enterprise’s “30 Hottest Franchises for 2006,” one of the “Corporate 100 Companies Providing Opportunities for Hispanics” by Hispanic Magazine, one of the “Top 50 Corporations for Supplier Diversity” by Hispanic Trends Magazine and by BusinessWeek as one of the “Top 15 Companies for In-Kind Corporate Philanthropy.”